Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           | X |

Citibank, N.A.

A National Banking Association	13-5266470
(I.R.S. employer
identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip code)

Greenpoint Mortgage Funding Trust 2007-HE1
THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS
SUPPLEMENT
(Exact name of obligor as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001	19713
Or such other address specified in the applicable
Prospectus Supplement
(Address of principal executive offices)	(Zip code)

Mortgage-Backed Notes

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1.	General information. Furnish the following information as to the Trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

		Name	Address
		Comptroller of the Currency	Washington, D.C.
		Federal Reserve Bank of New York	33 Liberty Street, New York, NY
		Federal Deposit Insurance Corporation	Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.		List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2006- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5 day of March, 2007.

CITIBANK, N.A.

By:	/s/ John Hannon
Name:	John Hannon
Title:	Vice President

Exhibit 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2006, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS	Thousands of dollars
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	$18,917,000
Interest-bearing balances	38,377,000
Held-to-maturity securities	1,000
Available-for-sale securities	208,603,000
Federal funds sold in domestic
Offices	1,000,000
Federal funds sold and
securities purchased under
agreements to resell	8,219,000
Loans and leases held for sale	10,628,000
Loans and lease financing
receivables:
Loans and Leases, net of
unearned income	558,952,000
LESS: Allowance for loan and lease
losses	5,152,000
Loans and leases, net of unearned
income, allowance, and reserve	553,800,000
Trading assets	103,945,000
Premises and fixed assets
(including capitalized leases)	4,983,000
Other real estate owned	193,000
Investments in unconsolidated
subsidiaries and associated
companies	262,000
Intangible assets: Goodwill	13,799,000
Intangible assets: Other intangible
assets	6,984,000
Other assets	49,786,000
TOTAL ASSETS	$1,019,497,000

LIABILITIES
Deposits: In domestic offices	$205,400,000
Noninterest- bearing	38,580,000
Interest- bearing	166,820,000
In foreign offices, Edge and
Agreement subsidiaries,
and IBFs	460,343,000
Noninterest- bearing	31,252,000
Interest- bearing	429,091,000
Federal funds purchased in domestic
Offices	17,266,000
Federal funds purchased and securities
sold under agreements
to repurchase	8,809,000
Trading liabilities	43,136,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases): ss	139,839,000
Subordinated notes and debentures	23,000,000
Other liabilities	47,494,000
TOTAL LIABILITIES	$945,287,000
Minority interest in consolidated
Subsidiaries	1,057,000

EQUITY CAPITAL
Perpetual preferred stock and
related surplus	0
Common stock	751,000
Surplus	43,753,000
Retained Earnings	30,358,000
Accumulated net gains (losses)
on cash flow hedges	–1,709,000
Other equity capital components	0
TOTAL EQUITY CAPITAL	$73,153,000
TOTAL LIABILITIES AND EQUITY
CAPITAL	$1,019,497,000

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
SALLIE KRAWCHECK

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.
ALAN S. MACDONALD
KEVIN KESSINGER
DAVID BUSHNELL
DIRECTORS